EXHIBIT 10.1

TERMINATION AGREEMENT AND MUTUAL GENERAL RELEASE

This Termination Agreement and Mutual General Release (the “Agreement”) is made, entered into, and given as of the 26th day of March 2015 (the “Effective Date”), by and between  Magnolia Solar Corporation, a Nevada corporation (“MSC”), Solar Silicon Resources Group Pte Ltd., a Singapore corporation (“SSRG”) and Auzminerals Resource Group Limited, a Singapore corporation (the “Parent”). MSC, SSRG and the Parent are at times collectively referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into a certain Share Exchange Agreement dated as of September 19, 2014 (the “Exchange Agreement”);

WHEREAS, the Parties desire to terminate the Exchange Agreement pursuant to the terms as set forth herein;

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.             Termination of Exchange Agreement. Notwithstanding anything contained in the Exchange Agreement, the Parties agree that the Exchange Agreement shall be terminated in its entirety upon the Effective Date.

2.             Further Acts. The Parties agree that they will not publicly or privately disparage or criticize each other, or any of their partners, shareholders, members, directors, officers, agents, attorneys or employees. The Parties acknowledge and hereby re-affirm their continued obligation to each other with respect to maintaining the confidentiality of any confidential, privileged, or proprietary information of the other Party to which they had access, and work product developed, in connection with the Exchange Agreement.

3.             Mutual Release. (i) MSC, and any entity which MSC maintains a direct or indirect controlling or majority interest, hereby releases and forever discharges SSRG and the Parent, their respective present and future directors, officers, managers, partners, agents, consultants, employees, representatives, attorneys, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “SSRG Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that SSRG or Parent, and any entity with which SSRG or Parent is affiliated or in which it maintains a direct or indirect controlling or majority interest, or their predecessors, officers, directors, partners, employees, agents, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against SSRG Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“SSRG Claims”); and (ii) SSRG and the Parent, and any entity which SSRG or the Parent maintain a direct or indirect controlling or majority interest, hereby release and forever discharge MSC, its present and future directors, officers, managers, partners, agents, consultants, employees, representatives, attorneys, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “MSC Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that MSC, and any entity with which MSC is affiliated or in which it maintains a direct or indirect controlling or majority interest, or their predecessors, officers, directors, partners, employees, agents, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the MSC Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“MSC Claims” and with the SSRG Claims, the “Claims”). Notwithstanding anything herein to the contrary, the release of the MSC Claims and SSRG Claims shall not release any claims or responsibilities under this Agreement.

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It is understood and agreed that the Parties hereby expressly waive any and all laws or statutes, of any jurisdiction whatsoever, which may provide that a general release does not extend to claims not known or suspected to exist at the time of executing a release which if known would have materially affected the decision to give said release. It is expressly intended and agreed that this Agreement does in fact extend to such unknown or unsuspected Claims related to anything which has happened to the date hereof even if knowledge thereof would have materially affected the decision to give said release.

4.             Assignment. Each Party to this Agreement hereby covenants and represents to the other Party that it has not has assigned, transferred, or otherwise conveyed any of the Claims being released herein.

5.             Consideration. Each Party to this Agreement acknowledges that it has received good, valuable and sufficient consideration for entering into this Agreement and further acknowledges and warrants that, except as expressly provided herein, this Agreement shall not be voidable for any reason including, but not limited to, any claim of mistake of fact or the adequacy or inadequacy of consideration.

6.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.             Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.             Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party to this Agreement will be entitled to specific performance hereunder. Accordingly, the Parties agree that, in addition to any other remedies available to it at law or in equity, any Party shall be entitled to seek injunctive relief to enforce the terms of this Agreement.

9.             Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.           Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

11.           Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.           Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

13.           Attorneys’ Fees.  In the event that it should become necessary for any Party entitled hereunder to bring suit against any other Party to this Agreement for a breach of this Agreement, the Parties hereby covenant and agree that the prevailing Party shall be entitled to recover all reasonable attorneys’ fees and costs of court incurred in connection with any such dispute.

14.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by all parties to this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.           Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.           Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

17.           Acknowledgement and Waiver. MSC hereby acknowledges that Sichenzia Ross Friedman Ference LLP has served as counsel to Parent and in the future may serve as counsel to the Company. Such firm does not represent MSC with respect to this Agreement. MSC has been advised by the foregoing counsel that in connection with this Agreement and the matters described herein, MSC should retain counsel of its choice with respect to this Agreement and the matters herein, and to obtain the advice of other counsel inasmuch as important rights may be involved or affected relative to the matters herein. The Parent and SSRG hereby acknowledge that Sichenzia Ross Friedman Ference LLP has served as counsel to MSC and in the future may serve as counsel to MSC. No presumption against any party to this Agreement shall be asserted as a result of the drafting of or in connection with the drafting and negotiation of this Agreement and ancillary agreements.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MAGNOLIA SOLAR CORPORATION

By:	/s/Ashok K. Sood
Name:	Ashok K. Sood
Title:	President and CEO

AUZMINERALS RESOURCE GROUP LIMITED

By:	/s/ R May
Name:	R. May
Title:	Director

SOLAR SILICON RESOURCES GROUP PTE LTD.

By:	/s/ R. May
Name:	R May
Title:	Director